Exhibit 4 - Specimen Stock Certificate

NUMBER                                            SHARES

COMMON STOCK                                               COMMON STOCK

MACKENZIE TAYLOR MINERALS INC.
SHARES AUTHORIZED: 200,000,000
PAR VALUE: $0.001

                    CUSIP - 55453Y 10 1

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the Owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

MACKENZIE TAYLOR MINERALS INC.

transferable on the books of the corporation buy the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witnessed this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

 Countersigned and registered              CORPORATE              K. O’LEARY             T. STIMPSON
 Empire Stock Transfer Inc.                   Nevada                  Secretary                    President
Transfer agent and Registrar XXXXX
By                  SEAL
Authorized Signature

SPECIMEN